EXHIBIT 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

BRESLER & REINER, INC. (OTC: BRER) ANNOUNCES APPOINTMENT OF NEW INDEPENDENT AUDITORS

ROCKVILLE, MD. – On October 5, 2004, upon recommendation of the Audit Committee and approval of the Board of Directors, the Company dismissed Ernst & Young LLP as its independent auditors.    Effective as of that date, the Company has appointed Deloitte & Touche LLP to serve as Bresler & Reiner, Inc.’s independent auditors for the current fiscal year, which ends on December 31, 2004.

Bresler & Reiner, Inc. owns and develops residential, commercial and hospitality properties, principally in the Washington, DC, Orlando, Florida and Philadelphia, Pennsylvania metropolitan areas.

For further information contact:	Sidney M. Bresler, CEO
Bresler & Reiner, Inc.
11140 Rockville Pike
Suite 620
Rockville, Maryland 20852
(301) 945-4300
www.breslerandreiner.com